SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Soliciting Material under §240.14a-12

IMPCO TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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IMPCO TECHNOLOGIES, INC.

Notice of Annual Meeting of Stockholders

To Be Held on June 12, 2003

IMPCO Technologies, Inc. (the “Company”) will hold its Annual Meeting of Stockholders (the “Annual Meeting”) at its Corporate Headquarters, 16804 Gridley Place, Cerritos, California, on Thursday, June 12, 2003 at 1:30 p.m. local time.

The Company is holding the Annual Meeting:

•	To elect three members of the Board of Directors for terms of three years or until their successors are elected and qualified;

•	To consider and vote upon a proposal to approve the 2003 Stock Option Plan; and

•	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on May 2, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting, at the Company’s office at 16804 Gridley Place, Cerritos, California, for a period of ten days prior to the Annual Meeting. The vote of each stockholder is important. Whether or not you plan to attend the Annual Meeting, you are requested to mark, date and sign the enclosed proxy card and return it promptly.

By Order of the Board of Directors,

Dale L. Rasmussen

Secretary

Cerritos, California

May 12, 2003

IMPCO TECHNOLOGIES, INC.

16804 Gridley Place

Cerritos, California 90703

PROXY STATEMENT

INFORMATION REGARDING PROXIES

This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of IMPCO Technologies, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 12, 2003 at 1:30 p.m., local time, at the Company’s Corporate Headquarters, 16804 Gridley Place, Cerritos, California, and at any adjournment or postponement thereof.

These proxy materials are being mailed to stockholders commencing on or about May 9, 2003. Expenses of solicitation of proxies will be paid by the Company. Solicitation will be by mail. There may be telegraph, telephone or personal solicitations by directors, officers and employees of the Company, which solicitations will be made without paying them additional compensation. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for their solicitation.

If the enclosed proxy card is properly executed and returned, it will be voted in accordance with the instructions specified thereon. If a proxy is signed and returned and does not contain instructions to the contrary, it will be voted FOR (i) the election of all of the nominees for the Company’s Board of Directors listed in this Proxy Statement, and (ii) approval of the 2003 Stock Option Plan. If other matters come before the Annual Meeting, shares represented by proxy will be voted in accordance with the best judgment of the persons named as proxies in the enclosed proxy card. Execution of the proxy card will not in any way affect a stockholder’s right to attend the Annual Meeting or prevent voting in person. A proxy may be revoked at any time by delivering written notice to the Secretary of the Company before it is voted.

Only stockholders of record at the close of business on the record date, May 2, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. The holders of shares of Common Stock representing one-third of the Common Stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (also referred to as withheld votes), the Company believes that abstentions should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business. With respect to broker nominee votes, the Delaware Supreme Court has held that broker nominee votes may be counted as present or represented for purposes of determining the presence of a quorum. Directors are elected by a plurality of the shares represented and voted at the Annual Meeting, and abstentions will have no effect on the outcome of the election of directors. Abstentions, however, are included in determining the number of shares voted on the other proposals and will have the same effect as a vote against such proposals. Broker non-votes will not be counted for any of the proposals submitted to stockholders and will have no effect on any of their outcomes. The affirmative vote of a majority of the shares of Common Stock represented and voted at the Annual Meeting is required for approval of Proposal II. Shareholders are not entitled to cumulate votes for the election of directors.

PROPOSAL I

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with the three classes serving staggered three-year terms. The directors elected at the Annual Meeting will be elected for three-year terms. Each director will hold office until the first meeting of stockholders immediately following expiration of his term of office and until his successor is qualified and elected.

Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, if any of them do not accept the nomination or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

Directors are elected by a plurality of the votes cast by the holders of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Any shares not voted (whether by abstention, broker non-vote or votes withheld) will not be counted as votes cast for or against the nominees and will be excluded from the vote. Consequently, any such non-voted shares will have no effect on the vote for the election of directors.

Information About Directors

and Nominees for Election

The names of the nominees and the other directors, the year in which each first became a director of the Company, their principal occupations and certain other information are as follows:

Nominees for Election to Term Continuing Until 2006

J. David Power III has served as a director since August 2000. He is the founder of J.D. Power and Associates where he has served as Chairman since 1996. Mr. Power has previously worked with Ford Motor Company, General Motors Corporation and J.I. Case Company. Mr. Power was a recipient of the Automotive Hall of Fame’s Distinguished Service Citation. Mr. Power serves as a director of The Cobalt Group, Inc. Mr. Power graduated from the College of Holy Cross, holds an M.B.A. degree from The Wharton School of Finance at the University of Pennsylvania and holds honorary doctorate degrees from College of the Holy Cross, California Lutheran University and California State University, Northridge.

Nickolai A. Gerde was appointed a Director of Impco in February 2003. Mr. Gerde is a former CPA, currently providing business and financial consulting services. He was previously the Vice President Finance and CFO of Pacific Aerospace & Electronics, Inc. a publicly traded NASDAQ international aerospace supplier. He has held a number of senior financial management positions in both public and private businesses including telecommunications; economic development and business recruitment; manufacturing; long term healthcare; and public accounting. Mr. Gerde earned a cum laude bachelors degree from the University of Washington Business School, a summa cum laude associates degree from Bellevue Community College and served honorably in the U.S. Army in the U.S. and Europe. He has served on the boards of a number of civic organizations, recently completing a three-year board position on the Greater Wenatchee Valley Chamber of Commerce.

Mariano Costamagna is the Chief Executive of MTM s.r.l. of Cherasco in the province of Piedmont in northern Italy. MTM trades internationally under the brand name of BRC. The company was founded by the Costamagna family in the 1970s and Mariano Costamagna has held senior management roles in the company since its inception. His business career has been devoted to MTM s.r.l. Over the last decade Mariano and his brother Piero have assumed total control of the company as equal shareholders with Mariano as Managing Director responsible for the commercial aspects of the company and Piero responsible for engineering and production. Mr. Costamagna is also a member of the board of directors of four other related companies, which specialize in electronics, plastics, mechanical operations, and water polishing machines.

The Board of Directors recommends a vote “FOR” election of each of these nominees.

Directors Whose Terms Continue Until 2004

Paul Mlotok has served as a director since April 1997 and is Chair of the Compensation Committee. Since 1995, he has been a Senior Practitioner with the consulting firm Global Business Network, which specializes in the areas of energy, natural resources and finance. From 1989 to 1995, he was a Principal and oil industry analyst at Morgan Stanley & Co. He holds a B.A. degree in economics from Cornell University and a Ph.D. in economics from Brown University.

Robert M. Stemmler has served as the Company’s President and Chief Executive Officer since May 1993. He has also been a director since May 1993 and Chairman of the Board of Directors since June 1998. From December 1992 until July 1993, Mr. Stemmler was a full time consultant to the Company. He served as the Company’s General Manager from 1982 to 1985 and has held various management and executive positions throughout his career at Celanese Corp. (now Hoechst-Celanese), an international chemical and fibers manufacturer; A.J. Industries, a holding company for aircraft, trucking and heating equipment companies; and Sargent Fletcher Company, a manufacturer of military aircraft fuel tanks and in-flight refueling systems. He holds an M.B.A. degree from Seton Hall University and a B.S. degree in mechanical engineering from Washington University.

Directors Whose Terms Continue Until 2005

Norman L. Bryan has served as a director since November 1993 and is Chair of the Audit Committee. He has been a consultant since January 1995. Mr. Bryan has been employed as the Senior Vice President of Sales and Marketing of EIT, Inc., an electric meter manufacturing company, since October 1998. Prior to retiring in 1994 from Pacific Gas and Electric Company, he was Vice President, Marketing from February 1993 until December 1994, and was Vice President, Clean Air Vehicles from February 1991 to February 1993. Mr. Bryan holds an M.A. degree in business from Stanford University and a B.S.M.E. degree in mechanical engineering from California State University in San Jose.

Don J. Simplot has served as a director since May 1978 and is Chair of the Nominating Committee. He is the President of Simplot Industries, Inc., which is engaged in agricultural enterprises, and is a Director member of the office of the chair of J.R. Simplot Company, which is also engaged in agricultural enterprises. Mr. Simplot is a director of Micron Technology, Inc., a designer and manufacturer of semiconductor memory components primarily used in various computer applications.

Meetings of the Board of Directors and Committees

During the eight-month transition period ended December 31, 2002, there were two meetings of the Board of Directors. Mr. Power missed one of the meetings of the Board of Directors.

Current members of the Audit Committee are Norman L. Bryan (Chair), Paul Mlotok and Nickolai A. Gerde. The Audit Committee reviews with the Company’s independent auditors the scope, results and costs of the annual audit and the Company’s accounting policies and financial reporting. The Audit Committee met three times during the eight-month period ended December 31, 2002. No member has missed a Audit Committee meeting. The Board of Directors adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A. The members of the Audit Committee are “independent” as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

Current members of the Compensation Committee are Paul Mlotok (Chair), Don J. Simplot and J. David Power. The function of the Compensation Committee is to consider and propose executive compensation policies and to submit to the Board of Directors reports recommending compensation to be paid to the Company’s executive officers. The Compensation Committee met once during the eight-month transition period ended December 31, 2002, and all members of the Compensation Committee were present for that meeting.

Current members of the Nominating Committee are Don J. Simplot (Chair), and Robert M. Stemmler. The Nominating Committee is responsible for recruiting and recommending candidates for membership on the Board of Directors. For information about suggesting candidates for consideration as nominees for election to the Board of Directors, see “Proposals of Stockholders.” The Nominating Committee met once during the eight-month transition period ended December 31, 2002.

Compensation of Directors

Each director who is not an employee of the Company is paid an annual fee of $10,000, plus out-of-pocket expenses. In addition, the Chairs of the Audit, Compensation and Nominating Committees are paid an annual fee of $5,000.

In the past, the Company granted options to purchase shares of Common Stock to each of the directors. Option exercise prices are the higher of (i) the average market value of the Company’s Common Stock for the 15 trading days following the date of grant and (ii) the market value of the Company’s Common Stock on the fifteenth trading day following the date of grant. Options are not assignable and vest cumulatively at the rate of 25% annually, beginning on the first anniversary date of grant. However, if a director dies, becomes disabled or retires at age 62 or later, then options vest at the rate of 25% for each full calendar year in which the director served. Options must be exercised while serving as a director or within three months following termination as director, unless termination results from death or disability, in which case options may be exercised during the one-year period following termination. In no event may options be exercised more than ten years after the date of grant.

Compensation Committee Interlocks and Insider Participation

During the eight-month transition period ended December 31, 2002, the Compensation Committee consisted of Mr. Mlotok, Mr. Simplot and Mr. Power. Neither of these persons is or has been an officer or employee of the Company or any of its subsidiaries. In addition, there are no Compensation Committee interlocks between the Company and other entities involving the Company’s executive officers and directors who serve as executive officers of such entities.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the Company’s directors or executive officers.

VOTING SECURITIES

The only class of stock entitled to vote at the Annual Meeting is the Company’s Common Stock. At the close of business on May 5, 2003 the record date, there were 16,433,202 shares of Common Stock outstanding and entitled to vote at the Annual Meeting (not including treasury shares or shares issuable upon exercise of options), and the holders of those shares will be entitled to one vote per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company or advice that no filings were required, during the eight-month period ended December 31, 2002 all executive officers, directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s outstanding Common Stock as of May 1, 2003 by:

•	each person known by the Company to beneficially own more than 5% of the Company’s capital stock;

•	each of the Company’s directors;

•	the Company’s chief executive officer and the Company’s four other most highly compensated executive officers whose annual compensation exceeded $100,000 on an annualized bases (the “Named Executive Officers”); and

•	all of the Company’s current executive officers and directors as a group.

Except as otherwise indicated, all of the shares indicated in the table are shares of Common Stock and each beneficial owner has sole voting and investment power with respect to the shares set forth opposite its name. This percentage ownership included in the following is based on 16,452,506 shares of Common Stock outstanding as of May 1, 2003. The address of each of the executive officers and directors in c/o IMPCO Technologies, Inc., 16804 Gridley Place, Cerritos, California 90703.

	Shares Beneficially Owned
Name of Beneficial Owner	Number		Percent
5% Stockholders:
Safeco Corporation	1,407,500	(1)	8.6%
Mariano Costamagna	1,031,640	(2)	6.3%
Piero Antonio Costamagna	1,031,640	(3)	6.3%

Directors and Executive Officers:
Norman L. Bryan	35,000	(4)	*
Donald L. Dominic	—		—
Brad Garner	10,455	(5)	*
Paul Mlotok	24,000	(6)	*
J. David Power III	10,000	(7)	*
Dale L. Rasmussen	76,402	(8)	*
Don J. Simplot	529,933	(9)	3.2%
Robert M. Stemmler	447,141	(10)	2.7%
Timothy S. Stone	4,000	(11)	*
All current executive officers and directors as a group (9 persons)	1,136,931	(12)	6.6%

*	Less than 1% of the outstanding Common Stock.

(1)	Based on a Schedule 13G filed by SAFECO Corporation, SAFECO Asset Management Company, and SAFECO Common Stock Trust on February 11, 2002. The address of SAFECO Corporation is SAFECO Plaza, Seattle Washington 98185. The address of SAFECO Common Stock Trust is 4854 154th Place NE, Redmond, Washington 98052. The address of SAFECO Asset Management Company is 601 Union Street, Suite 2500, Seattle Washington 98101.

(2)	Based upon a Form S-3 Registration Statement filed by Impco Technologies, Inc. on March 15, 2003

(3)	Based upon a Form S-3 Registration Statement filed by Impco Technologies, Inc. on March 15, 2003

(4)	Includes 34,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after May 1, 2003.

(5)	Represents shares issuable upon exercise of outstanding options that are exercisable within 60 days after May 1, 2003.

(6)	Represents shares issuable upon exercise of outstanding options that are exercisable within 60 days after May 1, 2003.

(7)	Represents shares issuable upon exercise of outstanding options that are exercisable within 60 days after May 1, 2003.

(8)	Represents shares issuable upon exercise of outstanding options that are exercisable within 60 days after May 1, 2003.

(9)	Includes 200,000 shares issuable upon the exercise of outstanding warrants and 34,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after May 1, 2003.

(10)	Includes 400,212 shares issuable upon exercise of outstanding options that are exercisable within 60 days after May 1, 2003.

(11)	Represents shares issuable upon exercise of outstanding options that are exercisable within 60 days after May 1, 2003.

(12)	Includes an aggregate of 200,000 warrants and 593,069 shares issuable upon exercise of outstanding options that are exercisable within 60 days after May 1, 2003.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid or accrued during the eight-month transition period ended December 31, 2002 and each of the Company’s last three fiscal years to the Company’s Named Executive Officers.

Summary Compensation Table

			Annual Compensation			Long-Term Compensation
Name and Principal Position	Year		Salary($)(1)	Bonus($)		Securities Underlying Options(#)(2)	All Other Compensation($)
Robert M. Stemmler President and Chief Executive Officer	2002 2002 2001 2000	(t)	$249,231 360,000 332,423 308,233	$	— 100,000 101,000 127,000	140,000 25,000 20,520 452	$32,934 60,224 68,016 39,164	(3)

Dale L. Rasmussen Senior Vice President and Secretary	2002 2002 2001 2000	(t)	$103,846 140,462 133,789 125,000	$	— 80,000 28,000 33,000	110,000 25,000 10,440 452	$17,183 12,173 19,804 15,885	(4)

Brad Garner General Manager and Director Gaseous Fuel Products Division	2002 2002 2001 2000	(t)	$180,088 143,304 129,962 106,500	$	— 17,000 42,000 16,600	30,000 45,000 10,137 3,110	$11,022 16,345 8,587 6,773	(5)

Timothy S. Stone Acting Chief Financial Officer and Treasurer	2002 2002 2001	(t)	$83,288 107,231 79,616	$	— 15,000 6,500	50,000 5,000 10,000	$11,215 14,975 6,809	(6)

Don L. Dominic Former Vice President, General Counsel and Director Human Resources	2002 2002 2001 2000	(t)	$90,000 130,000 125,000 120,000	$	— 12,000 20,000 37,000	— — 458 452	$29,312 53,441 58,669 44,525	(7)

(t)	Transitional period for the eight-month period ended December 31, 2002.

(1)	Includes amounts deferred by executive officers pursuant to the Employee Savings Plan and Deferred Compensation Plan.

(2)	Includes options under the Company’s stock option plans.

(3)	Includes a group term life insurance premium of $10,668, an automobile allowance of $8,308, a matching contribution of $1,246 pursuant to the Employee Savings Plan, a matching contribution of $4,192 pursuant to the Deferred Compensation Plan and a Company-paid car lease of $8,521.

(4)	Includes a group term life insurance premium of $28, an automobile allowance of $8,308 and a matching contribution of $8,848 pursuant to the Employee Savings Plan

(5)	Includes a group term life insurance premium of $90, an automobile allowance of $8,308, and a matching contribution of $2,625 pursuant to the Deferred Compensation Plan.

(6)	Includes a group term life insurance premium of $12, a matching contribution of $2,949 pursuant to the Employee Savings Plan and a matching contribution of $8,254 pursuant to the Deferred Compensation Plan

(7)	Includes a group term life insurance premium of $594, an automobile allowance of $8,308, a matching contribution of $410 pursuant to the Employee Savings Plan and a consulting fee of $20,000.

Option Grants in the Eight-Month Transition Period Ended December 31, 2002

The following table describes the options granted to the Named Executive Officers in the eight-month transition period ended December 31, 2002.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Individual Grants
Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/Sh)	Expiration Date
					5%($)	10%($)
Robert M. Stemmler	140,000	17.1%	$3.30	8/15/2012	$290,549	$736,309
Dale L. Rasmussen	110,000	13.4%	3.30	8/15/2012	228,289	578,529
Brad Garner	30,000	3.7%	3.30	8/15/2012	62,261	157,781
Don L. Dominic	—	—	—	—	—	—
Tim S. Stone	50,000	6.1%	3.30	8/15/2012	103,768	262,968

(1)	Options are granted at the fair market value of the Company’s Common Stock on the date of grant and vest cumulatively at the rate of 40% after the first two years following the date of the grant and 20% each year thereafter so that the employee is 100% vested after five years. However, if employment terminates due to death or disability, retirement at or after age 62, or termination without cause, then options vest at the rate of 25% for each full calendar year of employment. Options may be exercised only while an optionee is employed by the Company, or within three months following termination of employment. If termination results from death or disability, options may be exercised within one year of the termination date. In no event may options be exercised more than ten years after date of grant. In the event of a change of control of the Company, the Board of Directors may in its sole discretion give all or certain optionees the right to exercise all or any portion of their unvested options.

(2)	Based on an aggregate of 819,000 options granted to employees during the eight-month period ended December 31, 2002.

(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by SEC rules and do not represent the Company’s estimate or projection of future stock price performance.

Aggregated Option Exercises in the Eight-Month Transition Period Ended December 31, 2002

And Period-End Option Values

The following table sets forth information concerning stock option exercises during the eight-month period ended December 31, 2002 and the value of unexercised options held by the Company’s Named Executive Officers.

	Shares Acquired on Exercise(#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert M. Stemmler	—	$—	399,744	178,006	$185,892	$194,600
Dale L. Rasmussen	—	—	76,113	141,779	35,280	152,900
Brad Garner	—	—	8,350	84,443	2,275	41,700
Timothy S. Stone	—	—	2,000	63,000	—	69,500
Don L. Dominic	—	—	26,249	1,025	12,040	—

(1)	Calculated by determining the difference between the fair market value of the Common Stock underlying the options on the date each option was exercised and the exercise price of the options.

(2)	Calculated by determining the difference between the fair market value of the Common Stock underlying the options on December 31, 2002 and the exercise price of the options.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

The following table sets forth information about the Company’s Common Stock that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s stockholders as well as compensation plans that were not approved by the Company’s stockholders. Information in the table is as of February 28, 2003:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	2,072,185	$5.55	50,592
Equity Compensation Plans Not Approved by Security Holders(1)	56,000	3.26	744,000
Total	2,128,185	4.74	794,592

(1)	Represents shares of Common Stock issuable upon exercise of options granted or available for grant under the 2003 Stock Option Plan, the material features of which are described in Proposal II in this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans

In December 2000, the Company loaned Mr. Rasmussen, the Company’s Senior Vice President and Secretary, $100,000 for general personal reasons. The loan initially bore interest at a rate of 5% per annum and, since June 30, 2001, bore interest at a rate of 9% per annum. The largest aggregate amount due under the loan at any time during the eight-month period ended December 31, 2002 was $113,799. The loan to Mr. Rasmussen matured July 31, 2002. During the eight-month period ended December 31, 2002, Mr. Rasmussen paid an aggregate of $35,581 due under the loan, and the amount outstanding as of April 30, 2003 was $79,435. The Company is negotiating with Mr. Rasmussen to recover the remaining amounts due under the loan.

In September 2001, the Company loaned Mr. Rasmussen $175,000 for general personal reasons. The loan bore interest at a rate of 9% per annum. The largest aggregate amount due under the loan at any time during the eight-month period ended December 31, 2002 was $196,423 and the amount outstanding as of April 30, 2003 was $202,404. The loan to Mr. Rasmussen matured July 31, 2002. The Company is negotiating with Mr. Rasmussen to recover the amounts due under the loan.

The Company cannot make assurances that one or more of these related party loans are on terms no less favorable to the Company than might be obtained in arms’ length transactions. Because of the prohibitions arising under the Sarbanes-Oxley Act of 2002, the Company will not modify any outstanding loans nor will it enter into new related party transactions other than as permitted by applicable law at the time of the transaction.

Loan Commitment

On March 28, 2003, Director Simplott committed to provide an $8.0 million loan to repay the Bank of America obligation if the Company is unable to find alternative sources. In connection with the $8.0 million loan commitment expiring May 31, 2003, the Company granted 200,000 warrants to purchase IMPCO stock at a price of $2.51, which expire in four years. If the commitment is exercised, the Company will grant 600,000 warrants on similar terms and pay monthly interest of 12% with the balance due at the January 31, 2004 maturity date.

Employment Agreements

The Company entered into an Employment Agreement with Mr. Stemmler, the Company’s President, Chief Executive Officer and Chairman, for a term of two consecutive 12-month periods commencing on April 1, 2002. The agreement requires payment of an annual base salary of $360,000 during the first 12 months and $360,000 during the second 12 months, and payment of incentive compensation under the Company’s Bonus Incentive Plan unless the Board of Directors approves another cash bonus plan that supersedes the Bonus Incentive Plan. In addition, the agreement provides for certain benefits, including term life insurance of $750,000, disability insurance and a car allowance. The agreement is subject to termination events, which include Mr. Stemmler’s resignation and the Company’s right to terminate him. If terminated, Mr. Stemmler is entitled to cash payments equal to his annual base salary plus additional cash compensation that he would have earned for the remaining months following the effective date of termination of employment, and the benefits shall continue for the remaining months of the fiscal year following the effective date of termination of employment.

The Company entered into an Employment Agreement with Mr. Rasmussen for a term of two years commencing on April 1, 2002. The agreement requires payment of an annual base salary of $150,000 and payment of incentive compensation under the Company’s Bonus Incentive Plan unless the Board of Directors approves another cash bonus plan that supersedes the Bonus Incentive Plan. In addition, the agreement provides for certain benefits, including a car allowance. The agreement is subject to termination events, which include Mr. Rasmussen’s resignation and the Company’s right to terminate him. If terminated, Mr. Rasmussen is entitled to cash payments equal to his annual base salary plus additional cash compensation that he would have earned for the remaining months following the effective date of termination of employment, and the benefits shall continue for the remaining months of the fiscal year following the effective date of termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report on executive compensation is furnished by the Board of Directors. During the eight-month period ended December 31, 2002, as in prior years, the non-management members of the Board of Directors determined the compensation to be paid to the Company’s executive officers.

December 31, 2002 Compensation

Compensation Philosophy

Compensation of the executive officers is designed to link compensation directly to the Company’s growth and financial performance. Compensation consists of base compensation, a Bonus Incentive Plan and options under the Incentive Stock Option Plans. The objective of these three elements, taken together, is to provide reasonable base compensation and to retain, recognize and reward superior performance. The compensation philosophy also ensures that the Company provides a comprehensive compensation package that is competitive in the marketplace.

Bonus Incentive Plan

Officers (and other employees) participate in a Bonus Incentive Plan. Each officer is eligible to receive a discretionary bonus based upon individually established performance goals. Officers (and other employees) are also eligible to receive stock option grants, which are intended to promote success by aligning employee financial interests with long-term shareholder value. Stock option grants are based on various subjective factors, primarily relating to the responsibilities of the individual officers and also to their expected future contributions and prior option grants.

Deferred Compensation Plan

The Board of Directors adopted a Deferred Compensation Plan to provide a select group of highly compensated management employees and directors with the opportunity to participate in a deferred compensation program. Under the Deferred Compensation Plan, participants may defer up to 100% of their base compensation and bonuses. The Company is required to make certain matching contributions in the form of the Company’s Common Stock, subject to vesting provisions. The Deferred Compensation Plan is not qualified under Section 401 of the Internal Revenue Code. The Company will pay participants upon retirement or termination of employment an amount equal to the amount of the deferred compensation plus investment returns and vested shares of the Company’s Common Stock.

CEO Compensation

Robert M. Stemmler has served as Chief Executive Officer pursuant to a three year Employment Agreement effective through April 1, 2002 and pursuant to a two year Employment Agreement which commenced April 1, 2002. Pursuant to that Employment Agreement, he was paid a base salary at an annual rate of $360,000. Mr. Stemmler’s did not receive a bonus for the eight-month period ended December 31, 2002.

Other Executive Officers

In reviewing and approving base salaries for the executive officers, the Compensation Committee relies on independent industry surveys to assess the Company’s salary competitiveness and salary range for each position. Base salary is based upon individual performance, experience, competitive pay practices and level of responsibilities. Base salaries in this period reflected the Compensation Committee’s determination of compensation levels required to remain competitive, given each executive officer’s performance, the Company’s performance and the competitive environment for executive talent.

Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to its Named Executive Officers. The Company’s stock option plans, including the 2003 Stock Option Plan, are not structured to qualify for the exception from the $1 million limitation and, as a result, any compensation expense of the Company associated with options granted under the Company’s stock option plans (together with all other non-performance based compensation) in excess of $1 million for any of the Company’s Named Executive Officers will not be deductible by the Company under the Code.

The Compensation Committee

Paul Mlotok, Chair

J. David Power III

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total stockholder return on the Company’s Common Stock for the last five fiscal years ended April 30 and eight-month transition period ended December 31, 2002 with the cumulative total return of the CRSP Total Return Index for The Nasdaq Stock Market Index and the Nasdaq Trucking and Transportation Stock Index over the same period (assuming the investment of $100 and reinvestment of all dividends).

Value at	IMPCO	Nasdaq	Nasdaq Trucking Transportation
April 30, 1997	100.0	100.0	100.0
April 30, 1998	161.3	149.5	147.4
April 30, 1999	109.7	204.9	152.4
April 30, 2000	261.3	310.3	121.2
April 30, 2001	308.4	169.6	108.7
April 30, 2002	169.4	136.4	135.8
December 30, 2002	169.4	136.4	135.8

The foregoing report of the Compensation Committee of the Board of Directors on executive compensation and the performance graph that appears above shall not be deemed to be soliciting material or to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, or incorporated by reference in any document so filed.

PROPOSAL II

APPROVAL OF 2003 STOCK INCENTIVE PLAN

In February 2003, the Board of Directors adopted the 2003 Stock Incentive Plan, subject to the  approval of stockholders. The Company’s stockholders are being asked to approve and adopt the 2003 Stock Incentive Plan. The 2003 Stock Incentive Plan provides for the issuance of stock options initially covering up to 800,000 shares of Common Stock of the Company.

Our stockholders are asked to adopt our 2003 Stock Incentive Plan and a limit on the maximum number of shares with respect to which stock options may be granted to any individual in any fiscal year under the 2003 Stock Incentive Plan as described below. The 2003 Stock Incentive Plan provides for the issuance of stock options and direct stock issuances initially covering up to 800,000 shares of our Common Stock. The maximum number of shares with respect to which options may be granted to any participant in any fiscal year of IMPCO shall be 200,000 shares. In connection with a participant’s initial commencement of services with IMPCO, a participant may be granted stock options for up to an additional 100,000 shares. The limit on the maximum number of shares with respect to which stock options may be granted to any individual in any fiscal year is established to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code.

The board of directors has concluded that the proposed adoption of the 2003 Stock Incentive Plan is in our best interests and the interests of our stockholders. The adoption of the 2003 Stock Incentive Plan will enable us to grant options and other awards as needed to retain talented employees and to attract talented new employees. The board of directors believes that our long-term success is dependent upon our ability to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to IMPCO. The 2003 Stock Incentive Plan is intended to enhance our ability to provide individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers. The stock options and other awards granted under the 2003 Stock Incentive Plan are intended to increase stockholder value by further aligning the interests of these individuals with the interests of our stockholders.

Summary of the 2003 Stock Incentive Plan

The following description of the material features of the plan is a summary and is qualified in its entirety by reference to the 2003 Stock Incentive Plan, the full text of which is attached as Appendix B to this Proxy Statement. The 2003 Stock Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Purpose.    The purpose of the 2003 Stock Incentive Plan is to provide our employees and others who perform substantial services to IMPCO an incentive, through ownership of our Common Stock, to continue in service to IMPCO and to help IMPCO compete effectively with other enterprises for the services of qualified individuals.

Shares Subject to the Plan.    The plan provides for an aggregate of 800,000 shares of our Common Stock to be initially reserved for issuance under the plan and available for grant thereunder, subject to adjustment in the event of a stock split, stock dividend, or other similar change in our Common Stock or our capital structure.

We will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the 2003 Stock Incentive Plan. The last sale price of our Common Stock on the Nasdaq National Market on April 28, 2003 was $3.00.

Administration.    The 2003 Stock Incentive Plan is administered by our board of directors or a committee appointed by the board of directors, which we refer to as the Plan Administrator. The committee, if so appointed, shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the

Securities Exchange Act of 1934. The 2003 Stock Incentive Plan authorizes the Plan Administrator to select the employees, directors and consultants of the Company to whom incentive stock options, non-qualified stock options and other awards, which we refer to collectively as Awards, may be granted and to determine the terms and conditions of any Award. With respect to Awards subject to Section 162(m) of the Code, the committee will be comprised solely of two or more “outside directors” as defined under Section 162(m) of the Code and applicable tax regulations. For grants of Awards to individuals not subject to Rule 16b-3 and Section 162(m) of the Code, the board of directors may authorize one or more officers to grant such Awards.

Subject to applicable laws, the Plan Administrator has the authority, in its discretion, to select employees, directors and consultants to whom Awards may be granted from time to time, to determine whether and to what extent Awards are granted, to determine the number of shares of our Common Stock or the amount of other consideration to be covered by each Award, to approve Award Agreements for use under the 2003 Stock Incentive Plan, to determine the terms and conditions of any Award, to amend the terms of any outstanding Award granted, to construe and interpret the terms of the 2003 Stock Incentive Plan and Awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to take such other action not inconsistent with the terms of the 2003 Stock Incentive Plan as the Plan Administrator deems appropriate.

Eligibility.    The 2003 Stock Incentive Plan permits the grant of incentive stock options within the meaning of Section 422 of the Code only to employees of IMPCO and its Parent and Subsidiaries. Awards other than incentive stock options may be granted to employees, including officers and directors, and to non-employee directors and consultants.

Terms and Conditions of Awards.    The Plan Administrator is authorized to award any type of arrangement to an employee, director or consultant that is consistent with the provisions of the 2003 Stock Incentive Plan and that by its terms involves or might involve the issuance of (1) shares of Common Stock or (2) an option. Subject to the terms of the 2003 Stock Incentive Plan, the Plan Administrator shall determine the provisions, terms and conditions of each Award, including, but not limited to, the Award vesting schedule, repurchase provisions, forfeiture provisions, forms of payment and the like.

Each Award shall be designated in an Award Agreement. In the case of an option, the option shall be designated as either an incentive stock option or a non-qualified stock option. To the extent that the aggregate fair market value of shares of our Common Stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as non-qualified stock options. The term of an incentive stock option may not be for more than ten years from date of grant (or five years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of IMPCO or any parent or subsidiary corporation of IMPCO).

Section 162(m) of the Code.    The maximum number of shares with respect to which options may be granted to any participant in any fiscal year of IMPCO is 200,000 shares. In connection with his or her commencement of continuous service, a participant may be granted options for up to an additional 100,000 shares, which will not count against the limit set forth in the previous sentence. The foregoing limitation shall be adjusted proportionately by the Plan Administrator in connection with any change in our capitalization due to a stock split, stock dividend or similar event affecting our Common Stock and its determination shall be final, binding and conclusive. Under Code Section 162(m) no deduction is allowed in any taxable year of IMPCO for compensation in excess of $1 million paid to its chief executive officer and each of its four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of our Common Stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option is canceled, the canceled Award shall continue to count against the maximum number of shares of Common Stock with respect to which an Award may be granted to a participant.

Grants by Plan Administrator.    The 2003 Stock Incentive Plan authorizes the Plan Administrator to grant incentive stock options at an exercise price of not less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of IMPCO or any parent or subsidiary corporation of IMPCO) of the fair market value of our Common Stock on the date the option is granted. Unless otherwise determined by the Plan Administrator, the per share exercise price of non-qualified stock options shall not be less than 85% of the fair market value on the date the option is granted. The exercise price of Awards intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code shall not be less than 100% of the fair market value on the date the option is granted. Subject to applicable laws, the consideration to be paid for the shares of our Common Stock to be issued upon exercise or purchase of an Award, including method of payment, shall be determined by the Plan Administrator. In addition to any other types of consideration, the Plan Administrator may, for example, accept as consideration (1) cash, (2) check, (3) a promissory note with such recourse, interest, security and redemption provisions as the Plan Administrator determines to be appropriate, (4) shares of Common Stock, or (5) the delivery of a properly executed exercise notice together with such other documentation as we and the broker, if applicable, shall require to effect an exercise and delivery to us of the amount of sale or loan proceeds required to pay the exercise price, or any combination of the foregoing methods of payment.

Termination of Employment.    An Award may not be exercised after the termination date of such Award as set forth in the Award Agreement. In the event a participant in plan terminates employment, an Award may be exercised only to the extent provided in the Award Agreement. Where an Award Agreement permits a participant to exercise an Award following termination of employment, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever comes first. Any Award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a non-qualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

Transferability of Awards.    During their lifetime, participants who hold incentive stock options cannot transfer these options other than by will or by the laws of descent or distribution. The options may be exercised during the lifetime of the participant only by the participant; provided, however, that the participant may designate a beneficiary of his or her incentive stock option in the event of his or her death. Other Awards shall be transferred by will and by the laws of descent and distribution, and during the participant’s lifetime, by gift or through a domestic relations order to members of a participant’s immediate family to the extent and in the manner determined by the Plan Administrator.

Adjustments Upon Changes in Capitalization.    Subject to any required action by our stockholders, the number of shares of Common Stock covered by outstanding Awards, the number of shares of Common Stock that have been authorized for issuance under the 2003 Stock Incentive Plan, the exercise or purchase price of each outstanding Award, the maximum number of shares of Common Stock that may be granted to any participant in a fiscal year, and the like, may be proportionally adjusted by the Plan Administrator in the event of (1) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting our Common Stock, (2) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by us, or (3) as the Plan Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, liquidation or any similar transaction; provided, however, that conversion of any convertible securities of IMPCO shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Plan Administrator.

Corporate Transaction.    In the event of any of the following, options under our 2003 Stock Incentive Plan will terminate and be cancelled, unless the successor corporation assumes or substitutes the options:

•	a dissolution, liquidation or sale of all or substantially all of our assets;

•	a merger or consolidation in which we are not the surviving entity;

•	a reverse merger in which we are the surviving entity but in which stock possessing more than 50% of the total combined voting power of our stock is transferred to a person or persons different from those who held our stock immediately prior to such merger; or

•	an acquisition of 50% or more of our stock by any individual or entity, including by tender offer or a reverse merger.

The board has the authority to provide for the full or partial automatic vesting and exercisability of some or all of the outstanding awards under the 2003 Stock Incentive Plan upon the occurrence of any of the above events.

Amendment, Suspension or Termination of the 2003 Stock Incentive Plan.    The board of directors may at any time amend, suspend or terminate the 2003 Stock Incentive Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, we will obtain stockholder approval of any amendment to the 2003 Stock Incentive Plan in such a manner and to such a degree as required. The 2003 Stock Incentive Plan will terminate in February 2013 unless previously terminated by the board of directors. Any amendment, suspension or termination of the 2003 Stock Incentive Plan shall not adversely affect Awards already granted unless consented to by the participant and IMPCO.

Certain Federal Tax Consequences

The grant of a non-qualified stock option under the 2003 Stock Incentive Plan will not result in any federal income tax consequences to the participant or to us. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.

The grant of an incentive stock option under the 2003 Stock Incentive Plan will not result in any federal income tax consequences to the participant or to us. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. The Internal Revenue Service recently issued proposed regulations that would subject participants to withholding at the time participants exercise an incentive stock option for Social Security and Medicare (not including income tax) based upon the excess of the fair market value of the shares on the date of exercise over the exercise price. These proposed regulations, if adopted, would be effective only for the exercise of incentive stock options that occurs two years after the regulations are issued in final form. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of Common Stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (1) the difference between the amount realized on the disposition and the exercise price or (2) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. IMPCO, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option (the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

The grant of restricted stock will subject the recipient to taxable ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. We do not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Code Section 83(b), which we refer to as the Section 83(b) Election, to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent dispositions will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued.

The foregoing summary of the federal income tax consequences of 2003 Stock Incentive Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

New Plan Benefits

As of February 28, 2003, options to purchase an aggregate of 56,000 shares of Common Stock were outstanding under our 2003 Stock Incentive Plan, and the effectiveness of those options was subject to shareholder approval. The Plan Administrator will make future awards at its discretion, and we cannot determine the number of options and other awards that may be awarded in the future to eligible participants. The following table sets forth the number of shares of Common Stock issuable pursuant to options granted under the 2003 Stock Incentive Plan to:

•	the Company’s Named Executive Officers;

•	all current executive officers as a group;

•	all current directors who are not executive officers as a group; and

•	all employees, including current officers who are not executive officers, as a group.

If stockholders do not approve the 2003 Stock Incentive Plan, the options set forth in this table are deemed to be cancelled and may not be exercised by the option holder.

Name and Position	Exercise Price Per Share	Number of Shares
Robert M. Stemmler, President and Chief Executive Officer	$3.26	38,000

Dale L. Rasmussen, Senior Vice President and Secretary	3.26	18,000

Brad Garner, General Manager and Director Gaseous Fuel Products Division	—	—

Timothy S. Stone, Acting Chief Financial Officer	—	—

Don L. Dominic Former Vice President, General Counsel and Director Human Resources	—	—

All current executive officers as a group (4 persons)	3.26	56,000

All current directors who are not executive officers as a group (4 persons)	—	—

All employees, including officers who are not executive officers, as a group	—	—

Vote Required

The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present or represented at the Annual Meeting is required to approve the adoption of the 2003 Stock Incentive Plan. If such approval is obtained, the 2003 Stock Incentive Plan will become effective as of the date the Board of Directors approved the 2003 Stock Incentive Plan. Should such stockholder approval not be obtained, then the 2003 Stock Incentive Plan will not become effective.

The Board of Directors recommends a vote “FOR” approval of the 2002 Stock Option Plan for Employees

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP has audited the Company’s financial statements for the fiscal years ended April 30, 1988 through 2002 and for the eight-month transition period ended December 31, 2002. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

The Audit Committee considered whether Ernst & Young LLP’s provision of any professional services other than its audit of our annual financial statements and reviews of quarterly financial statements is compatible with maintaining such auditor’s independence.

We incurred the following fees to Ernst & Young LLP during the 2002 fiscal year:

Audit Fees

The aggregate fees billed by E&Y for professional services rendered for the audit of the Company’s annual financial statements for the eight-month transition period ended December 31, 2002 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that period were $191,269.

Tax Fees

The aggregate fees billed by E&Y for professional services rendered for tax preparation services for the eight-month transition period ended December 31, 2002 were $41,425.

Financial Information Systems Design and Implementation Fees

No fees were billed by E&Y for professional services related to financial information systems design and implementation.

All Other Fees

The aggregate fees billed by E&Y for services rendered to the Company, other than the services described above under “Audit Fees” and “Tax Fees,” for the eight-month transition period ended December 31, 2002, were $127,700, consisting of audit related fees in the amount of $92,200 for due diligence services with respect to an acquisition, $15,000 for accounting consultation on Quantum’s Form 10, $9,500 for accounting consultation and services related to registration of the Company’s securities and $11,000 of audit related services in connection with the IMPCO Investment and Tax Saving Plan, which is qualified under Internal Revenue Service Code Section 401(k). In the course of its meetings, the Audit Committee determined that E&Y’s provision of professional services, other than its audit of the Company’s annual financial statements and reviews of quarterly financial statements, is compatible with maintaining E&Y’s independence.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the eight-month transition period ended December 31, 2002 (the “Audited Financial Statements”). The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Company’s Transition Report on Form 10-K for the eight-month period ended December 31, 2002, for filing with the Securities and Exchange Commission.

The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Audit Committee serves an oversight role where it receives information from, consults with and provides its views and directions to management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters.

The foregoing report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, or incorporated by reference in any document so filed.

The Audit Committee

Norman L. Bryan, Chair

Paul Mlotok

Nickolai A. Gerde

PROPOSALS OF STOCKHOLDERS

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at the Company’s next annual meeting of stockholders must be received by the Secretary at the address shown at the top of page one of this Proxy Statement no later than June 10, 2003, for inclusion in the Company’s proxy statement and form of proxy for that meeting. In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in the Company’s Proxy Statement) to be considered “timely” within the meaning of Rule 14a-4 under the Exchange Act and pursuant to the Company’s Bylaws, stockholders must submit such proposals in writing to the Secretary at the address shown at the top of page one not later than 70 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the annual meeting date was mailed or publicly disclosed. A stockholder’s notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposed to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposed is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

OTHER INFORMATION

The 2002 Annual Report of the Company for the eight-month transition period ended December 31, 2002 is enclosed with this Proxy Statement. Copies of the Company’s Annual Report on Form 10-K for the eight-month transition period ended December 31, 2002 as filed with the Securities and Exchange Commission will be provided to stockholders without charge upon written request to Dale L. Rasmussen, Secretary, IMPCO Technologies, Inc., 22614 Sixty Sixth Ave. South, Kent, Washington 98032; telephone number (206) 315-8242.

OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the Annual Meeting. If any other business requiring a vote of the stockholders should come before the Annual Meeting, the persons named in the enclosed form of proxy will vote or refrain from voting in accordance with their best judgment.

By Order of the Board of Directors,

Dale L. Rasmussen

Secretary

Cerritos, California

May 12, 2002

APPENDIX A

AUDIT COMMITTEE CHARTER

IMPCO TECHNOLOGIES, INC.

Adopted March 28, 2003

Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be appointed by the board and be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. All committee members shall be financially literate and at least one member shall have accounting or related financial management expertise. The committee shall review and assess this charter at least annually and obtain approval of the board of directors.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, the systems of internal accounting and financial controls and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

In carrying out these responsibilities, the audit committee will:

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries and evaluate their performance.

•	Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, the adequacy of staffing of the independent auditors and IMPCO and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

A-1

•	Review accounting and financial, human resources, and succession planning within the company.

•	Submit the minutes of all meetings of the audit committee to, or report the matters discussed at each committee meeting to the board of directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•	Authorize any non-audit services to be provided by the independent auditors.

A-2

APPENDIX B

IMPCO TECHNOLOGIES, INC.

2003 STOCK INCENTIVE PLAN

1.  Purposes of the Plan.    The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company’s business.

2.  Definitions.    As used herein, the following definitions shall apply:

(a)  “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)  “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(c)  “Assumed” means that (i) pursuant to a Corporate Transaction defined in Section 2(n)(i), 2(n)(ii) or 2(n)(iii) or a Related Entity Disposition, the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction or Related Entity Disposition or (ii) pursuant to a Corporate Transaction defined in Section 2(n)(iv) or 2(n)(v), the Award is expressly affirmed by the Company. The Award shall not be deemed “Assumed” for purposes of terminating the Award (in the case of a Corporate Transaction) and the termination of the Continuous Service of the Grantee (in the case of a Related Entity Disposition) if pursuant to a Corporate Transaction or a Related Entity Disposition the Award is replaced with a comparable award with respect to shares of capital stock of the successor entity of its Parent. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(d)  “Award” means the grant of an Option, Restricted Stock, or other right or benefit under the Plan.

(e)  “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f)  “Board” means the Board of Directors of the Company.

(g)  “Cause” means, with respect to the termination by the Company, a Related Entity, IMPCO or a Subsidiary of IMPCO of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company, such Related Entity, IMPCO or such Subsidiary of IMPCO, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company, a Related Entity, IMPCO or a Subsidiary of IMPCO; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company, a Related Entity, IMPCO or a Subsidiary of IMPCO; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(h)  “Code” means the Internal Revenue Code of 1986, as amended.

(i)  “Committee” means any committee appointed by the Board to administer the Plan.

(j)  “Common Stock” means the Common Stock of the Company.

(k)  “Company” means IMPCO Technologies, Inc., a Delaware corporation.

(l)  “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company, or such Related Entity so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

(m)  “Continuous Service” means that the provision of services to the Company, a Related Entity, or a Subsidiary of IMPCO in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, any Subsidiary of IMPCO or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company, a Related Entity, or a Subsidiary of IMPCO in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(n)  “Corporate Transaction” means any of the following transactions:

(i)  a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(o)  “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(p)  “Director” means a member of the Board or the board of directors of any Related Entity, IMPCO or a Subsidiary of IMPCO.

(q)  “Disability” means as defined under the long-term disability policy of the Company, or Subsidiary of IMPCO or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company, IMPCO or Subsidiary of IMPCO or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a

Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(r)  “Employee” means any person, including an Officer or Director, who is in the employ of the Company, any Related Entity, or a Subsidiary of IMPCO subject to the control and direction of the Company, any Related Entity, or a Subsidiary of IMPCO as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company, a Related Entity, or a Subsidiary of IMPCO shall not be sufficient to constitute “employment” by the Company.

(s)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(u)  “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(v)  “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(w)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(x)  “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y)  “Officer” means a person who is an officer of the Company, a Related Entity, or a Subsidiary of IMPCO within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)  “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(aa)  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(cc)  “Plan” means this 2003 Stock Incentive Plan.

(dd)  “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(ee)  “Related Entity Disposition” means the sale, distribution or other disposition by the Company or a Parent or a Subsidiary of the Company of all or substantially all of the interests of the Company or a Parent or a Subsidiary of the Company in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company or a Parent or a Subsidiary of the Company.

(ff)  “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(gg)  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(hh)  “Share” means a share of the Common Stock.

(ii)  “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.  Stock Subject to the Plan.

(a)  Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is eight hundred thousand (800,000) Shares.

(b)  Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.  Administration of the Plan

(a)  Plan Administrator.

(i) Administration With Respect to Directors and Officers.    With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees.    With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii)  Administration With Respect to Covered Employees.    Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors of the Company eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv)  Administration Errors.    In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)  Powers of the Administrator.    Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

5.  Eligibility.    Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6.  Terms and Conditions of Awards.

(a)  Type of Awards.    The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of Shares or an Option.

(b)  Designation of Award.    Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c)  Conditions of Award.    Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. With respect to any Award intended to qualify as Performance-Based Compensation, the Committee shall certify in writing that any performance criteria have been satisfied to the extent necessary to comply with Section 162(m) of the Code and the regulations thereunder. Notwithstanding the foregoing, Options granted pursuant to the Employee Benefit Matters Agreement shall contain terms that are substantially the same as the terms contained in the IMPCO options to which they relate.

(d)  Acquisitions and Other Transactions.    The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction. In addition, the Administrator may issue Options under the Plan in connection with the Spin-Off, and the terms of such Options, including the exercise price and the number of Shares subject to the Option, shall be determined pursuant to the Employee Benefit Matters Agreement.

(e)  Deferral of Award Payment.    The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award (but only to the extent that such deferral programs would not result in an accounting compensation charge unless otherwise determined by the Administrator). The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)  Separate Programs.    The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)  Individual Option Limit.    The maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be two hundred thousand (200,000) Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options for up to an additional one hundred thousand (100,000) Shares. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

(h)  Early Exercise.    The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i)  Term of Award.    The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(j)  Transferability of Awards.    Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee’s Incentive Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Other Awards may be transferred by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator.

(k)  Time of Granting Awards.    The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted after the date of such grant.

7.    Award Exercise or Purchase Price, Consideration and Taxes.

(a)  Exercise or Purchase Price.    The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of other Awards, such price as is determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)  Consideration.    Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate (but with such interest rate that would not result in an accounting compensation charge with respect to the use of a promissory note unless otherwise determined by the Administrator);

(iv) if the exercise or purchase occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(v) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(vi) any combination of the foregoing methods of payment.

(c)  Taxes.    No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option.

8.  Exercise of Award.

(a)  Procedure for Exercise: Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment is received for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

(b)  Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.  Conditions Upon Issuance of Shares.

(a)  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.  Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.  Corporate Transactions/Related Entity Dispositions.

(a)  Termination of Award to Extent Not Assumed.

(i) Corporate Transaction.    Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(ii) Related Entity Disposition.    Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, there shall be a deemed termination of Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition and each Award of such Grantee which is at the time outstanding under the Plan shall be exercisable in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall not be deemed to terminate as to the portion of any such award that is Assumed.

(b)  Acceleration of Award Upon Corporate Transaction /Related Entity Disposition.    The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Related Entity Disposition or at the time of an actual Corporate Transaction or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Related Entity Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award.

(c)  Effect of Acceleration on Incentive Stock Options.    The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

12.  Effective Date and Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.  Amendment, Suspension or Termination of the Plan.

(a)  The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)  No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)  Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

14.  Reservation of Shares.

(a)  The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.  No Effect on Terms of Employment/Consulting Relationship.    The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or IMPCO to terminate the Grantee’s Continuous Service at any time, with or without cause, and with or without notice.

16.  No Effect on Retirement and Other Benefit Plans.    Except as specifically provided in a retirement or other benefit plan of the Company, a Related Entity, or a Subsidiary of IMPCO, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company, a Related Entity, or a Subsidiary of IMPCO, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.  Stockholder Approval.    The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18.  Effect of Section 162(m) of the Code.    Following the Registration Date, the Plan, and all Awards issued thereunder, are intended to be exempt from the application the stockholder approval requirements of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The exemption is based on Treasury Regulation Section 1.162-27(f)(4)(iii), in the form existing on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of the stockholder approval requirements of Section 162(m) of the Code compensation paid pursuant to a plan of a subsidiary of a public company that becomes publicly held. Under Treasury Regulation Section 1.162-27(f)(4)(iii), and in the event of a Registration Date, this exemption is available to the Plan for the duration of the period that lasts until the first regularly scheduled meeting of the stockholders of the Company that occurs more than 12 months after the Registration Date. The Committee may, without stockholder approval, amend the Plan retroactively and/or prospectively to the extent it determines such amendment is necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Administrator determines as of the date of grant of an Award that (i) the Award is intended to qualify as Performance-Based Compensation and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code has been obtained.

PROXY

IMPCO TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dale L. Rasmussen and Robert M. Stemmler, and each of them, as proxies and agents, with full power of substitution, to vote for and on behalf of the undersigned all of the shares of Common Stock of IMPCO Technologies, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on June 12, 2003 at 1:30 p.m. local time, or at any adjournment or postponement thereof, as follows:

See Reverse Side

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Please mark your votes as indicated	☒

	FOR ALL Nominees listed (except as indicated to the contrary)	WITHHELD AUTHORITY to vote for all Nominees as Indicated
I. ELECTION OF DIRECTORS:	☐	☐
INSTRUCTION: To withhold authority to vote for any Nominee print that Nominee's name in the following space: (1) J. David Power III (2) Nickolai A. Gerde (3) Mariano Costamagna

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY CARD. MANAGEMENT RECOMMENDS A VOTE FOR ALL NOMINEES FOR THE BOARD OF DIRECTORS AND FOR THE OTHER MATTERS DESIGNATED ON THIS PROXY CARD. IF NO SPECIFICATION IS MADE, A VOTE FOR ALL OF SUCH NOMINEES AND FOR ALL SUCH OTHER MATTERS WILL BE ENTERED.

	FOR	AGAINST	ABSTAIN
II. Proposal to adopt and approve the 2003 Stock Incentive Plan.	☐	☐	☐
III. In their direction, the holders of this proxy are authorized to vote upon such other business as may properly come before the annual meeting any or adjournment or postponement thereof.

I plan to attend the annual meeting. ☐ The undersigned hereby revokes any proxy or proxies heretofore given for such shares.

Signature(s)                                                                                                         Date                                              , 2002

Please sign exactly as name appears on the proxy. If stock is held jointly, both persons should sign. Persons signing in a representative capacity should give their title.

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